SUBLEASE AGREEMENT


DATED: October 1, 1998


ARTICLE 1: FUNDAMENTAL SUBLEASE PROVISIONS.

1.1 PARTIES:  Sublessor:        CONCEPTUS INC., a Delaware corporation

              Sublessee:        AVIO DIGITAL, INC., a California corporation

1.2 MASTER LEASE: (Article 3): Sublessor, as tenant, is leasing from Master Lessor (named below), as landlord, approximately 16,397 square feet of leasable area located at: 957 Industrial Road, Suites D, F, G, H, J, L, P and R in the City of San Carlos, State of California (the "Premises") on the terms and subject to the conditions of that certain lease agreement executed dated as of May 31, 1997, as amended (collectively, the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit A.

              Master Lessor:    THREE SISTERS RANCH ENTERPRISES,
                                a California general partnership

1.3 SUBLEASE PREMISES: (Article 2): The Sublease Premises constitutes all of the Premises, and contains approximately 16,397 square feet of leasable area (the "Sublease Premises"). The Sublease Premises is further described on the drawings attached to the Master Lease.

1.4 SUBLEASE TERM: (Article 4): Approximately forty-three and one-half (43.5) calendar months, beginning on the Commencement Date and ending on the
Termination Date described below, unless commenced later or terminated earlier pursuant to the terms of this Sublease.

1.5 COMMENCEMENT DATE: (Article 4.1): October 15, 1998

1.6 TERMINATION DATE: (Article 4.1): May 31, 2002

1.7 RENTAL COMMENCEMENT DATE: (Article 5.2): October 15, 1998

1.8 MINIMUM MONTHLY RENT: (Article 5.2):

    October 15, 1998 - September 30, 1999  $2.00/NNN/rsf  $32,794.00/month
    October 1, 1999 -  September 30, 2000  $2.10/NNN/rsf  $34,433.70/month
    October 1, 2000 -  September 30, 2001  $2.20/NNN/rsf  $36,073.40/month
    October 1, 2001 -  May 31, 2002        $2.30/NNN/rsf  $37,713.10/month

1.9 PREPAID RENT: (Article 5.4): $32,794.00

1.10 SECURITY DEPOSIT: (Article 6): Letter of Credit with initial balance of $98,382.00

1.11 PERMITTED USE: (Article 7):    research and development, warehousing,
                                    marketing, sales and general office uses

1.12 GUARANTOR:  Vulcan  Northwest,  Inc., a Washington  corporation  [Guarantee
                 Agreement is to be signed separately.]


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1.13 ADDRESSES FOR NOTICES: (Article 11):

                 Master Lessor:   Three Sisters Ranch Enterprises
                                  P.O. Box 1444
                                  San Carlos, CA 94070-1444
                                  Attn: Mr. Marty Ruberry
                                  Fax: (650) 595-0327

                 With copy to:    Hannig Law Firm LLP
                                  2991 El Camino Real, Suite 100
                                  Redwood City, CA 94061
                                  Attn: Ted J. Hannig
                                  Fax: (650)482-2820

                 Sublessor:       Conceptus, Inc.
                                  1021 Howard Avenue
                                  San Carlos, CA 94070
                                  Attn: Sanford Fitch
                                  Fax: (650) 508-7689

                 With copy to:    Rosenblum, Parish & Isaacs, PC
                                  160 W. Santa Clara Street, 15th floor
                                  San Jose, CA 95113
                                  Attn: Lucy A. Lofrumento
                                  Fax: (408) 280-2801

                 Sublessee:       Avio Digital, Inc.
                                  1510 Page Mill Road
                                  Palo Alto, CA 94304
                                  Attn: Michele DiLorenzo
                                  Fax: (650) 354-3606

                 With copy to:    Wilson, Sonsini, Goodrich & Rosati
                                  650 Page Mill Road
                                  Palo Alto, CA 94304
                                  Attn: Thomas D. Morell
                                  Fax: (650) 493-6811

1.14 SUBLESSOR'S BROKER: (Article 20.4): CB Richard Ellis and Vertex Real Estate Group

1.15 SUBLESSEE'S BROKER: (Article 20.4): CPS

1.16 EXHIBITS AND ADDENDA: The following exhibits and any addenda are annexed to this Sublease:

              Exhibit A         -        Master Lease
              Exhibit B         -        Form of Letter of Credit

Each  reference in this  Sublease  Agreement  ("Sublease")  to any  provision in
Article 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Article 1 and the balance of the Sublease, the balance of the Sublease shall control.

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ARTICLE 2: SUBLEASE PREMISES.

2.1 Sublease. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the Sublease Term (hereinafter defined), at the Rent (hereinafter defined) and upon the terms and conditions hereinafter set forth, the Sublease Premises, and all common areas related thereto. Sublessee acknowledges that the leasable area of the Sublease Premises as specified in
Article 1 is an estimate and that Sublessor does not warrant the exact leasable area of the Sublease Premises. By taking possession of the Sublease Premises, Sublessee accepts the leasable area of the Sublease Premises as that specified in Article 1.

2.2 Condition of the Sublease Premises. Sublessor shall deliver the Sublease Premises to Sublessee with all building systems (i.e., HVAC, electrical, plumbing and roof) in good operating condition, and warrants the same for the first thirty (30) days of the Sublease Term. Sublessee acknowledges that except as expressly stated in this Sublease, (i) Sublessor makes no warranties or representations regarding the physical condition of the Sublease Premises; (ii) Sublessee has had an opportunity to inspect the Sublease Premises, including the roof and structural components of the building; the electrical, plumbing, HVAC, and other building systems serving the Sublease Premises; and the environmental condition of the Sublease Premises and related common areas; and to hire experts to conduct such inspections on its behalf; and (iii) Sublessee is leasing the Sublease Premises based on its own inspection of the Sublease Premises and those of its agents, and is not relying on any statements, representations or warranties of Sublessor regarding the physical condition of the Sublease Premises. In addition, Sublessor shall pass on to Sublessee any existing construction warranties that are available.

2.3 Personal Property. Sublessee acknowledges that the Sublease Premises shall not include any of the fixtures, equipment, cabling, furniture, or other personal property belonging to Sublessor, except as specifically agreed to by the parties in the Furniture Rental Agreement dated as of October 1, 1998. The parties acknowledge that the Furniture Rental Agreement represents material consideration for each party's entering into this Sublease.

2.4 Alterations to Premises. Sublessee shall not make any alterations, additions, or improvements to the Sublease Premises without the prior written consent of Sublessor; provided, however, that Sublessee may make non-structural alterations to the Sublease Premises costing less than five thousand dollars ($5,000.00) in accordance with and subject to Paragraph 12 of the Master Lease.

ARTICLE 3: TERMS OF THE MASTER LEASE.

3.1 Sublease Subordinate. This Sublease is subordinate and subject to all of the terms and conditions of the Master Lease. If the Master Lease terminates for any reason whatsoever, this Sublease shall terminate concurrently, and the parties hereto shall be relieved of any liability thereafter accruing under this Sublease, except for the liabilities of the parties which by the terms of this Sublease survive the expiration or earlier termination of this Sublease.

3.2 Sublessee's Obligations. Sublessee hereby expressly assumes and agrees to perform and discharge, as and when required by the Master Lease, all debts, duties and obligations to be paid, performed or discharged by Sublessor under the terms, covenants and conditions of the Master Lease from and after the Commencement Date, except as specifically set forth in this Sublease. Sublessee shall not commit or suffer at any time any act or omission that would violate any provision of the Master Lease.

3.3 Sublessor's Obligations. So long as Sublessee does not default under this Sublease, Sublessor shall not commit any act or omission during the Sublease Term which would lead to the termination of the Master Lease by Master Lessor. Notwithstanding the foregoing, if Sublessee fails to comply with any of its obligations under this Sublease (including without limitation the obligations assumed by Sublessee under the Master Lease), and does not cure such failure within the applicable cure period (or if no cure period is specified in either this Sublease or the Master Lease, then within five (5) days after receiving written notice of such failure), then Sublessor shall have no obligation to Sublessee to maintain the Master Lease for Sublessee's benefit.

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3.4 Master Lessor's Obligations. Sublessor shall not be responsible to Sublessee for furnishing any service, maintenance or repairs to the Sublease Premises that are the obligation of the Master Lessor under the Master Lease, it being understood that Sublessee shall look solely to Master Lessor for performance of any such service, maintenance or repairs. However, if Master Lessor shall fail to perform its obligations under the Master Lease, Sublessor, upon receipt of written notice from Sublessee, shall use commercially reasonable efforts to attempt to enforce the obligations of Master Lessor under the Master Lease; provided, however, that Sublessor shall not be required to incur any costs or expenses in connection therewith unless Sublessee agrees to reimburse Sublessor for any such costs and expenses as Additional Rent hereunder.

3.5 Sublessor's Rights and Remedies. In addition to all the rights and remedies provided to Sublessor at law, in equity, or under the terms of this Sublease,
(a) in the event of any breach by Sublessee of any of its obligations under this Sublease, Sublessor shall have all of the rights and remedies with respect to such breach which are available to Master Lessor in the event of any breach under the Master Lease; and (b) as a further remedy, if Sublessee fails to perform any act on its part to be performed pursuant to the requirements of the Master Lease or as otherwise required by this Sublease, within any applicable grace periods provided herein, then Sublessor may, but shall not be obligated to, fulfill such obligations of Sublessee, including entering the Sublease Premises to perform any such act, and all costs and expenses incurred by Sublessor in doing so shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand.

3.6 Sublessee's Right to Cure. In the event of default by Sublessor of any obligation under the Master Lease, subject to Master Lessor's agreement, Sublessee shall have the right and opportunity to cure such default within the applicable cure period provided in the Master Lease, or within five (5) business days after receipt of Master Lessor's notice of such default, whichever is later. In the event that Sublessee cures such a default by Sublessor under the Master Lease, Sublessee shall have the right to offset the amount paid to cure such default and other related costs, including reasonable attorneys' fees, against any amounts owed by Sublessee under this Sublease.

3.7 Authorization to Direct Sublease Payments. Sublessor hereby acknowledges that Sublessor's failure to pay the rent and other sums owing by Sublessor to Master Lessor under the Master Lease will cause Sublessee to incur damages, costs and expenses not contemplated by the Sublease, especially in those cases where Sublessee has paid sums to Sublessor hereunder which correspond in whole or in part to the amounts owing by Sublessor to Master Lessor under the Master Lease. Accordingly, Sublessee shall have the right to pay all rent and other sums owing by Sublessee to Sublessor hereunder for those items which also are owed by Sublessor to Master Lessor under the Master Lease directly to Master Lessor on the following terms and conditions:

          (a) Either (i) Sublessee reasonably believes that Sublessor has failed to make any payment required to be made by Sublessor to Master Lessor under the Master Lease and Sublessor fails to provide adequate proof of payment within two
(2) business days after  Sublessee's  written demand  requesting  such proof; or
(ii) Sublessee reasonably believes that Sublessor shall fail to make any payment required to be made by Sublessor to Master Lessor under the Master Lease and Sublessor fails to provide adequate assurance of future performance within two
(2) business days after Sublessee's written demand requesting such assurance.

          (b) Sublessee shall not prepay any amounts owing by Sublessor without the consent of Sublessor.

          (c) Sublessee shall provide to Sublessor concurrently with any payment to Master Lessor reasonable evidence of such payment.

          (d) If Sublessor notifies Sublessee that it disputes any amount demanded by Master Lessor, Sublessee shall not make any such payment to Master Lessor unless Master Lessor has provided a three-day notice to pay such amount or forfeit the Master Lease.

          Any sums paid directly by Sublessee to Master Lessor in accordance with this paragraph and other costs reasonably incurred as a consequence of Sublessor's failure to pay required sums to Master Lessor, including attorneys' fees, shall be credited toward the amounts payable by Sublessee to Sublessor under the Sublease.

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ARTICLE 4: SUBLEASE TERM.

4.1 Commencement and Termination Dates. The term of this Sublease ("Sublease Term") shall be for the period of time commencing on the scheduled commencement date described in Article 1 (the "Commencement Date") and ending on the termination date described in Article I or on such earlier date of termination as provided herein (the "Termination Date").

4.2 Delay in Commencement. If for any reason possession of the Sublease Premises has not been delivered to Sublessee by the scheduled Commencement Date or any other date, Sublessor shall not be liable to Sublessee or any other person or entity for any loss or damage resulting therefrom. In the event of such delay, the Commencement Date and the Rental Commencement Date shall be delayed until possession of the Sublease Premises is delivered to Sublessee, but the Termination Date shall not be extended. If Sublessor is unable to deliver possession of the Sublease Premises to Sublessee within sixty (60) days after the scheduled Commencement Date, then Sublessee may terminate this Sublease by giving written notice to Sublessor at any time after that date, and the parties shall have no further liability thereafter accruing under this Sublease; provided, however, that if Sublessor tenders possession to Sublessee within five
(5) days after receipt of Sublessee's notice of termination, such notice shall be void.

4.3 Early Occupancy. If Sublessor permits Sublessee to occupy the Sublease Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Sublease, including the payment of Minimum Monthly Rent. Early occupancy of the Sublease Premises shall not advance the Termination Date. Sublessee shall, prior to entering the Sublease Premises, deliver to Sublessor certificates of insurance evidencing the policies required of Sublessee under this Sublease.

ARTICLE 5: RENT AND ADDITIONAL EXPENSES.

5.1 Payment of Rent. All monies payable by Sublessee under this Sublease shall constitute "Rent." All Rent shall be paid in lawful money of the United States, without any deduction or offset, to Sublessor at the address of Sublessor specified in Article 1 or such other place as Sublessor may designate in writing. No payment by Sublessee of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to its right to recover the balance of such Rent or to pursue any other remedy. Rent for any partial calendar months at the beginning or end of the Sublease Term or by early occupancy of the Sublease Premises shall be prorated based on a thirty (30) day month.

5.2 Minimum Monthly Rent.  Sublessee shall pay to Sublessor the sum set forth in
Article 1 hereof as Minimum Monthly Rent, in advance, on the first day of each calendar month throughout the Sublease Term, commencing on the Rental Commencement Date.

5.3 Additional Rent. In addition to Minimum Monthly Rent, commencing on the Commencement Date (or, if earlier, upon occupancy of the Sublease Premises by Sublessee), Sublessee shall pay to Sublessor, on the first day of each calendar month, as "Additional Rent," estimated payments for real property taxes and assessments, maintenance, repair, management, insurance, utilities and other charges attributable to and/or accruing against the Sublease Premises and the related common areas for the Sublease Term, in such amounts as are payable by Sublessor under the Master Lease; provided, however, that for the term of this Sublease Additional Rent will not exceed $.20/rsf (i.e., $3,279.40/month), exclusive of any increases in real property taxes and assessments and insurance premiums above the cost of real property taxes and assessments and insurance premiums for the period from July 1998 through June 1999, which increases shall be paid by Sublessee. However, notwithstanding anything to the contrary contained in this Sublease, Sublessee shall not be required to pay any additional rent or perform any obligation that is (i) fairly allocable to any period of time prior to the Commencement Date or following the Termination Date or earlier expiration of the Sublease Term; or (ii) payable as a result of a default by Sublessor of any of its obligations under the Master Lease (unless such default is a result of Sublessee's default under this Sublease).

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5.4 Prepaid Rent.  Concurrently  with  Sublessee's  execution of this  Sublease,
Sublessee shall pay to Sublessor the sum specified in Article 1 as Prepaid Rent, which shall be applied to the installments of Minimum Monthly Rent and Additional Rent first coming due under this Sublease.

5.5 Late Charge. If Sublessee fails to pay any Rent when due hereunder, then Sublessee shall pay Sublessor a late charge equal to six percent (6%) of such delinquent amount as liquidated damages for Sublessee's failure to make timely payment. Any notice given by Sublessor pursuant to any statute governing unlawful detainer actions shall be deemed to be concurrent with, and not in addition to, the notice required herein. This provision for a late charge shall not be deemed to grant Sublessee a grace period or extension of time for performance. If any Rent is not paid promptly when due, then, in addition to such late charge, Sublessee shall pay to Sublessor interest on the delinquent amount from the date on which said payment is due until paid, at the rate of ten percent (10%) per annum or the maximum rate permitted by law, whichever is less.

ARTICLE 6: SECURITY DEPOSIT. Upon execution of this Sublease, Sublessee shall provide to Sublessor an irrevocable letter of credit ("LOC") in favor of Sublessor, with a financial institution reasonably acceptable to Sublessor, and in substantially the form attached hereto as Exhibit B, in the amount specified in Article 1 hereof as a "Security Deposit." Landlord may draw on such LOC in whole or in part, in lieu of a cash Security Deposit, as security for Sublessee's faithful performance under this Sublease. If Sublessee fails to pay any Rent as and when due under this Sublease or otherwise fails to perform its obligations hereunder, then after giving Sublessee five (5) days written notice (referenced in Exhibit B as a Letter of Intent to Draw), Sublessor may, at its option and without prejudice to any other remedy which Sublessor may have, draw on the LOC and apply, use or retain all or any portion of the Security Deposit toward the payment of delinquent Rent or for any loss or damage sustained by Sublessor due to such failure by Sublessee.

ARTICLE 7: USE.

7.1 Use of the Sublease  Premises.  Sublessee  shall use the  Sublease  Premises solely for the purposes specified in Article 1 in strict conformance with the applicable requirements of the Master Lease, and for no other purpose whatsoever, unless Sublessee shall first have obtained the written approval of Sublessor (which approval shall not be unreasonably withheld), Master Lessor, and any and all applicable governmental agencies.

7.2 Suitability. Sublessee acknowledges that, except as may be explicitly stated in this Sublease, neither Sublessor nor any agent of Sublessor has made any representation or warranty with respect to the Sublease Premises, the permitted uses that can be made of the Sublease Premises under existing laws, or the suitability of the Sublease Premises for the conduct of Sublessee's business, nor has Sublessor agreed to undertake any modification, alteration or improvement to the Sublease Premises.

7.3 Hazardous Materials.

         7.3.1 Definitions. As used in this Sublease, the following terms shall have the meanings set forth below:

         (a) "Hazardous Material" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any state, federal, or local government authority, including without limitation all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the Department of Labor, the Department of Transportation, the Department of Agriculture, the Department of Health Services or the Food and Drug Agency. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include (i) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court; (ii) gasoline, diesel fuel, or other petroleum hydrocarbons;
(iii) polychlorinated biphenyls; (iv) asbestos containing materials; (v) urea formaldehyde foam insulation; and (vi) radon gas.

         (b) "Hazardous Material Law" shall mean any applicable statute, law, ordinance, or regulation of any governmental body or agency which regulates the use, storage, generation, discharge, treatment, transportation, release, or disposal of any Hazardous Material.

         (c) "Hazardous Material Use" shall mean and include any use, storage, generation, treatment, or transportation of any Hazardous Material within, from or to, on or about, or upon the Sublease Premises or any other land or improvements in the vicinity of the Sublease Premises.

         (d) "Hazardous Material Release" shall mean and include any discharge, release, emission or disposal of any Hazardous Material within, from or to, on or about, or upon the Sublease Premises or any other land or improvements in the vicinity of the Sublease Premises.

         (e) "Agents" shall mean agents, employees, invitees, contractors, sublessees, licensees, successors and assigns.

         7.3.2 Sublessor's Representation. Except as previously disclosed to Sublessee, to Sublessor's actual current knowledge, (i) no Hazardous Material is present on or about the Sublease Premises or the soil, surface water or groundwater thereof; (ii) no underground storage tanks are present on or about the Sublease Premises; and (iii) no action, proceeding or claim is pending or threatened regarding the Sublease Premises concerning any Hazardous Material or pursuant to any Hazardous Material Law.

         7.3.3 Use Restriction. Sublessee shall not cause or permit any Hazardous Material Use without the prior written consent of Master Lessor and Sublessor, and in any event Sublessee shall not cause or permit any Hazardous Material Release. Without limiting the generality of the foregoing, (a) any Hazardous Material Use by Sublessee or Sublessee's Agents shall strictly comply with all applicable Hazardous Material Laws, and (b) in the event of any Hazardous Material Release by Sublessee or Sublessee's Agents, Sublessee, at its expense, shall promptly take all actions necessary to return the Sublease Premises to the condition existing prior to such Hazardous Material Release.

         7.3.4 Exclusion from Liability. Under no circumstances shall Sublessee be liable for, and Sublessor shall indemnify, defend and hold harmless Sublessee and Sublessee's Agents from and against, all costs and expenses (including attorneys' and consultants' fees) related to or in connection with (i) the investigation, reporting, removal and remediation of any Hazardous Material on or about the Sublease Premises, or (ii) the violation of any Hazardous Material Law, except to the extent that any of the foregoing results from a Hazardous Material Use or a Hazardous Material Release by Sublessee or Sublessee's Agents.

ARTICLE 8: SURRENDER.

         8.1 Condition of the Sublease Premises. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Sublease Premises broom clean and in the same condition and repair as the Sublease Premises were delivered to Sublessee on the Commencement Date, excepting only ordinary wear and tear and damage by fire, earthquake, act of God or the elements. Sublessee agrees to repair any damage to the Sublease Premises, or the building of which the Sublease Premises are a part, caused by or related to the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, signs, furniture, movable partitions or permanent improvements or additions which Sublessor allows or requires Sublessee to remove, including, without limitation, repairing the floor and patching and/or painting the walls where required by Sublessor to the reasonable satisfaction of Sublessor and/or Master Lessor, all at Sublessee's sole cost and expense. Sublessee shall indemnify Sublessor against any loss or liability resulting from delay by Sublessee in so surrendering the Sublease Premises, including, without limitation, any claims made by the Master Lessor and/or any succeeding tenant founded on such delay. Such indemnity obligation shall survive the expiration or earlier termination of this Sublease.

         8.2 Sublessor's Right to Access. Unless otherwise agreed pursuant to the Furniture Rental Agreement referenced above, in the thirty (30) days prior to the expiration of this Sublease, or such shorter time as is reasonably necessary, Sublessor shall have the right, upon at least twenty-four (24) hours prior notice, to enter the Sublease Premises during non-business hours to remove personal property belonging to Sublessor, if any (including without limitation any business or trade fixtures, machinery, equipment, cabinetwork, signs, furniture, and movable partitions owned by Sublessor and located within the Sublease Premises) and to remove any improvements or additions, if any, that Sublessor is required to remove prior to surrender of the Premises pursuant to the Master Lease (not including those items to be removed by Sublessee pursuant to Article 8.1 of this Sublease). Any work performed by Sublessor pursuant to the terms of the preceding sentence shall be done in a reasonable manner to minimize the amount of inconvenience and interference to Sublessee's use and occupancy of the Sublease Premises; provided, however, Sublessor shall not be liable to Sublessee for any such inconvenience or interference caused by Sublessor's reasonable exercise of its rights pursuant to this provision.

ARTICLE 9: CONSENT. Whenever the consent or approval of Master Lessor is required pursuant to the terms of the Master Lease, for the purposes of this Sublease, Sublessee, in each such instance, shall be required to obtain the written consent or approval of both Master Lessor and Sublessor. If Master Lessor refuses to grant its consent or approval, Sublessor may withhold its consent or approval and Sublessee agrees that such action by Sublessor shall be deemed reasonable.

ARTICLE 10: INSURANCE. All insurance policies required to be carried by Sublessor under the Master Lease shall be maintained by Sublessee pursuant to the terms of the Master Lease, and shall name Sublessor and Master Lessor (and such other lenders, persons, firms, or corporations as are designated by Sublessor or Master Lessor) as additional insureds by endorsement. All policies shall be written as primary policies with respect to the interests of Master Lessor and Sublessor and such other additional insureds and shall provide that any insurance carried by Master Lessor or Sublessor or such other additional insureds is excess and not contributing insurance with respect to the insurance required hereunder. All policies shall also contain "cross liability" or "severability of interest" provisions and shall insure the performance of the indemnity set forth in Article 14 of this Sublease. Sub lessee shall provide Master Lessor and Sublessor with copies or certificates of all policies, including in each instance an endorsement providing that such insurance shall not be cancelled or amended except after thirty (30) days prior written notice to Master Lessor and Sublessor. All deductibles, if any, under any such insurance policies shall be subject to the prior reasonable approval of Sublessor, and all certificates delivered to Master Lessor and Sublessor shall specify the limits of the policy and all deductibles thereunder.

ARTICLE 11: NOTICES.

11.1 Notice Requirements. All notices, demands, consents, and approvals which may or are required to be given by either party to the other under this Sublease shall be in writing and may be given by (i) personal delivery, (ii) overnight courier such as Federal Express, or (iii) United States registered or certified mail addressed as shown in Article 1. Any notice or demand so given shall be deemed to be delivered or made on (i) the date personal service is effected,
(ii) the next business day if sent by overnight courier, or (iii) the second business day after the same is deposited in the United States Mail as registered or certified and addressed as above provided with postage thereon fully prepaid. Either party hereto may change its address at any time by giving written notice of such change to the other party in the manner provided herein at least ten
(10) calendar days prior to the date such change is desired to be effective.

11.2 Notices from Master Lessor. Each party shall provide to the other party a copy of any notice or demand received from or delivered to Master Lessor within twenty four (24) hours of receiving or delivering such notice or demand.

ARTICLE 12: DAMAGE, DESTRUCTION, CONDEMNATION. To the extent that the Master Lease gives Sublessor any rights following the occurrence of any damage, destruction or condemnation to terminate the Master Lease, to repair or restore the Sublease Premises, to contribute toward such repair or restoration costs to avoid termination, to obtain and utilize insurance or condemnation proceeds to repair or restore the Sublease Premises, or any similar rights, such rights shall be reserved to and exercisable solely by Sublessor, in its sole and absolute discretion, and not by Sublessee. The exercise of any such right by Sublessor shall under no circumstances constitute a default or breach under this Sublease or subject Sublessor to any liability therefor.

ARTICLE 13: INSPECTION OF THE SUBLEASE PREMISES. Sublessee shall permit Sublessor and its agents to enter the Sublease Premises at any reasonable time for the purpose of inspecting the same or posting a notice of nonresponsibility for alterations, additions or repairs, provided that Sublessor provides at least twenty-four (24) hours prior notice (except in the case of emergency).

ARTICLE 14: INDEMNITY; EXEMPTION OF SUBLESSOR FROM LIABILITY.

14.1 Sublessee Indemnity. Sublessee shall indemnify, defend (with counsel reasonably satisfactory to Sublessor), protect and hold harmless Sublessor and its agents, employees, contractors, stockholders, officers, directors, successors and assigns from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs, penalties, fines, and expenses, including, but not limited to, attorneys', consultants' and expert witness fees (collectively, "Claims") arising out of, resulting from, or related to (i) any injury or death to any person or injury or damage to property caused by, arising out of, or involving (A) Sublessee's use of the Sublease Premises, the conduct of Sublessee's business therein, or any activity, work or thing done, permitted or suffered by Sublessee in or about the Sublease Premises or the common areas, (B) a breach by Sublessee in the performance in a timely manner of any obligation of Sublessee to be performed under this Sublease, or (C) the negligence or intentional acts of Sublessee or Sublessee's Agents, and/or (ii) any Hazardous Material Use or Hazardous Material Release by Sublessee or Sublessee's Agents; provided, however, that Sublessor shall not be indemnified to the extent any Claims are caused by the gross negligence or willful misconduct of Sublessor or Sublessor's Agents. This indemnity shall survive the expiration or earlier termination of this Sublease.

14.2 Sublessee Waiver. Sublessee, as a material part of the consideration to Sublessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Sublease Premises arising from any cause and Sublessee hereby waives all claims in respect thereof against Sublessor, except to the extent damage or injury is caused by the gross negligence or willful misconduct of Sublessor or Sublessor's Agents; provided, however, that in no event shall Sublessor be liable for any loss of profits or any special, indirect, incidental, consequential or punitive damages, however caused and on any theory of liability. This waiver shall survive the expiration or earlier termination of this Sublease.

14.3 Mutual Waiver of Subrogation. The parties hereto release each other and their respective Agents from all liability for damage to any property that is caused by or results from a risk that is actually insured against or that would normally be covered by the standard form of "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any property damage covered by the policy.

ARTICLE 15: ASSIGNMENT AND SUBLETTING. Sublessee shall not voluntarily or by operation of law assign this Sublease or enter into license or concession agreement, sublet all or any part of the Sublease Premises, or otherwise transfer, mortgage, pledge, hypothecate or encumber all or any part of Sublessee's interest in this Sublease or in the Sublease Premises or any part thereof, without the prior written consent of Master Lessor (pursuant to the terms of the Master Lease) and Sublessor (whose consent shall not be unreasonably withheld or conditioned). Any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a default by Sublessee under this Sublease. However, Sublessor hereby agrees that it will consent to any subletting of the Sublease Premises or any assignment of this Sublease to (i) a corporation controlling, controlled by or under common control with Sublessee; (ii) a corporation related to Sublessee by merger, consolidation or non-bankruptcy reorganization; or (iii) a purchaser of substantially all of Sublessee's assets; provided that (a) Sublessee first obtains the written consent of Master Lessor to such transaction; and (b) any and all compensation realized by Sublessee under any such sublease or assignment in excess of the Rent payable under this Sublease shall belong to Sublessor, to be included as part of "bonus rent" as described in Paragraph 21.B of the Master Lease. Notwithstanding any assignment or subletting, Sublessee shall not be relieved of its obligations hereunder, and a consent to one assignment or subletting shall not constitute a consent to any other assignment or subletting or a waiver of the provisions of this section.

ARTICLE 16: DELIVERY OF DOCUMENTS. Sublessee shall execute and deliver any document or other instrument required by Master Lessor or Sublessor pursuant to the Master Lease within five (5) days following receipt of a written request from Master Lessor or Sublessor. Failure to comply with this provision shall constitute a default by Sublessee under this Sublease.

ARTICLE 17: HOLDING OVER.

17.1 Without Consent. Any holding over by Sublessee after the Termination Date, without the prior written consent of Master Lessor and Sublessor, shall not constitute a renewal or extension of this Sublease or give Sublessee any rights in or to the Sublease Premises. In the event of any such non-permissive holding over, Sublessor and Master Lessor may seek any and all remedies available to Sublessor and/or Master Lessor at law or in equity, and Sublessee shall pay Sublessor upon demand, (i) all damages, costs, expenses, and fees incurred or suffered by Sublessor under the Master Lease as a result of such holdover by Sublessee, including without limitation any increase in rentals resulting therefrom, and (ii) all attorneys' fees and out-of-pocket costs incurred by Sublessor arising out of or in connection with such holdover.

17.2 With Consent. Any holding over by Sublessee after the Termination Date, with the prior written consent of Master Lessor and Sublessor, shall be construed as a month-to-month tenancy on the same terms and conditions as specified in this Sublease, except that the Minimum Monthly Rent during such tenancy shall be increased to an amount equal to One Hundred Fifty Percent (150%) of the most recent applicable Minimum Monthly Rent amount.

ARTICLE 18: OPTIONS. Any right of Sublessor to extend or renew the term of the Master Lease or to expand the Premises (if any), shall be reserved to and exercisable solely by Sublessor, in its sole discretion, and not by Sublessee. Sublessor agrees to exercise such rights to extend or renew the Master Lease only to the extent necessary to fulfill its obligations under this Sublease.

ARTICLE 19: REPRESENTATIONS AND WARRANTIES.

19.1 Sublessor's Representations and Warranties. As an inducement to Sublessee to enter the Sublease, to Sublessor's actual current knowledge, Sublessor represents and warrants with respect to the Sublease Premises that:

         (a) The Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Master Lessor or Sublessor, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default.

         (b) There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor or against Master Lessor or third parties which could, in the aggregate, adversely affect the Sublease Premises or any part thereof or the ability of Master Lessor to perform its obligations under the Master Lease or of Sublessor to perform its obligations under the Sublease, and Sublessor is not aware of any facts which might result in any such actions, suits or proceedings.

         (c)  There  is  no  pending  or  threatened   condemnation  or  similar
proceedings affecting the Premises or any portion thereof, and Sublessor has no knowledge that any such action currently is contemplated.

         (d) Sublessor has not received any notice from any insurance company of any defects or inadequacies in the Sublease Premises or any part thereof which could adversely affect the insurability of the Sublease Premises or the premiums for the insurance thereof.

19.2 Sublessee's Representations and Warranties. As an inducement to Sublessor to enter the Sublease, to Sublessee's actual current knowledge, Sublessee represents and warrants with respect to the Sublease Premises that:

         (a) There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessee or third parties which could, in the aggregate, adversely affect the Sublease Premises or any part thereof or the ability of Sublessee to perform its obligations under the Sublease, and Sublessee is not aware of any facts which might result in any such actions, suits or proceedings.

ARTICLE 20: GENERAL PROVISIONS.

20.1 Severability. If any term or provision of this Sublease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

20.2 Attorneys' Fees; Costs of Suit. In the event of any breach under this Sublease by Sublessee or Sublessor, the non-breaching party shall be entitled to recover, from the breaching party, its reasonable attorney's fees and other out-of-pocket costs incurred to enforce the provisions of this Sublease against the breaching party or to exercise any remedy available to it in connection with such breach, including fees and costs incurred in bringing any action or proceeding for any relief arising out of this Sublease, but in the event of litigation, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the other party only as determined by the court.

20.3 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition or any subsequent failure to perform the same or any other such term, covenant or condition. Acceptance by Sublessor of any performance by Sublessee after the time the same shall have become due shall not constitute a waiver by Sublessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Sublessor in writing.

20.4 Brokerage Commissions. The parties represent and warrant to each other that they have dealt with no brokers, finders, agents or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, except for the brokers named in Article 1, whose fees shall be paid pursuant to a separate agreement. Each party shall indemnify, defend and hold the other harmless from any claims arising from any breach by the indemnifying party of the representation and warranty in this Section.

20.5 Binding Effect. Preparation of this Sublease by Sublessor or Sublessor's agent and submission of the same to Sublessee shall not be deemed an offer to lease. This Sublease shall become binding upon Sublessor and Sublessee only when fully executed by Sublessor and Sublessee. Sublessor and Sublessee acknowledge and agree that this Sublease is expressly conditioned upon obtaining the consent of Master Lessor hereto following such fully execution by Sublessor and Sublessee. In the event such consent is not so obtained within forty-five (45) days following the date of this Sublease, then this Sublease shall automatically terminate and be without further force or effect, and Sublessor shall promptly return to Sublessee the advance rent and Security Deposit paid by Sublessee to Sublessor pursuant to Sections 5.4 and Article 6 above.

20.6 Entire Agreement. This instrument and the Furniture Rental Agreement of even date herewith, along with any exhibits and addenda to those documents, constitutes the entire agreement between Sublessor and Sublessee relative to the Sublease Premises. This Sublease may be altered, amended or revoked only by an instrument in writing signed by both Sublessor and Sublessee. There are no oral agreements or representations between the parties affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations and understandings, if any, between the parties hereto.

20.7 Covenant of Quiet Enjoyment. Sublessor covenants with Sublessee that, upon the payment of Rent and performance of all other obligations of Sublessee hereunder, Sublessee shall be entitled to possession of the Sublease Premises for the Sublease Term, in accordance with and subject to the terms of this Sublease.

20.8 Execution. This Sublease may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which together shall constitute one and the same instrument. Each person executing this Sublease represents that the execution of this Sublease has been duly authorized by the party on whose behalf the person is executing this Sublease.

20.9 Approvals. Whenever this Sublease requires an approval, consent, designation, determination, selection or judgment by either Sublessor or Sublessee, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.


Sublessor:                                   Sublessee:

CONCEPTUS, INC.,                             AVIO DIGITAL, INC.,
a Delaware corporation                       a California corporation


By: /s/ Sanford Fitch                        By: /s/ Michele DiLorenzo
    ----------------------------                 --------------------------

Name:  Sanford Fitch                         Name: Michele DiLorenzo
                                                   --------------------------

Title: Senior Vice-President &               Title: Chief Executive Officer
       Chief Financial Officer                      --------------------------



                                             By: /s/ Michele DiLorenzo
                                                 --------------------------

                                             Name: Michele DiLorenzo
                                                   --------------------------

                                             Title: Chief Financial Officer
                                                    -------------------------

                                    Exhibit B

                              FORM LETTER OF CREDIT
                              ---------------------

We hereby open in favor of Conceptus, Inc. 1021 Howard Avenue, San Carlos, Ca 94070 and for the account of our client, Avio Digital, Inc. ("Applicant"), this Irrevocable Standby Letter of Credit No. _________ (this "Letter of Credit") for the aggregate sum of USD98,382.00 (Ninety-Eight Thousand Three Hundred Eighty-Two and 00/100 U.S. Dollars).&(P)&(P) We agree to honor payment of drafts drawn at sight on us when presented on or before the expiration date. Drafts must be accompanied by the following documents: 1. Beneficiary's certification bearing a signature purporting to be that of an authorized officer of Conceptus, Inc., certifying that: "The undersigned, duly authorized by Conceptus, Inc., hereby certifies that an event of default by the Applicant has occurred and is continuing (beyond any applicable notice and cure periods) under that certain Sublease agreement dated ________________________, 1998 between Conceptus, Inc., as Sublessor, and Applicant, as Sublessee, (the "Sublease"); that the amount of the accompanying draft does not exceed the amount owing resulting from the default. We further certify that we have delivered to the Subtenant all the required notices as agreed to under the Sublease, including without limitation, the five (5) days notice of our intent to draw as evidenced by the attached copies of the Letter of Intent to Draw and Certified Mail Receipt, however up to the time of this drawing the Subtenant has not remedied the default." &(P)&(P)2. Copy of Letter of Intent to Draw dated at least 5 days prior to presentation date together with a copy of the Certified Mail Receipt. &(P)&(P)3. The original of this standby letter of credit. &(P)&(P) Each draft must be marked "Drawn under irrevocable Letter of Credit No.____________ dated ___________ issued by Seafirst Bank." &(P)&(P) Partial drawings are permitted. &(P)&(P) It is a condition of this letter of credit that it will automatically be reduced per the following schedule without further notice from Seafirst Bank to you:&(P)

Date of                Amount of                Maximum Amount
Reduction              Reduction                available after
                                                Reduction.

Oct 15, 1999           USD32,794.00             USD65,588.00
Oct 15, 2000              32,794.00             USD32,794.00


This Letter of Credit shall expire at our Counters currently located at 800 Fifth Avenue, Floor 31, Seattle, WA at 3:30 P.M. on June 30, 2002. &(P) We hereby engage with you that drafts and documents drawn under and in strict compliance with the terms and conditions of this letter of credit will be duly honored upon presentation to us.&(P)&(P) This letter of credit is subject to the uniform customs and practice for documentary credits, 1993 revision, ICC publication no. 500, with the exception of article no. 41 and, to the extent where there is a conflict the laws of the State of California shall prevail.